UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2021

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3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on February 27, 2019, 3D Systems Corporation (the “Company”) entered into a credit agreement, as amended by the First Amendment, dated September 30, 2019, to the Credit Agreement (the “First Amendment”) and the Second Amendment, dated October 9, 2020, to the Credit Agreement (the “Second Amendment”) (collectively with the First Amendment and the Second Amendment, the “Credit Agreement”), with each of the Guarantors party thereto, the Lenders party thereto, and HSBC Bank USA, National Association, in its capacity as administrative agent for the Lenders under the Credit Agreement (the “Administrative Agent”), as Swing Loan Lender and as an Issuing Lender. The Credit Agreement consisted of a 5-year $100,000,000 senior secured revolving credit facility (the “Senior Credit Facility”) and a 5-year $100,000,000 senior secured term loan facility (the “Term Facility”). As previously disclosed, the Term Facility has been fully repaid and was terminated. The Senior Credit Facility was to expire on February 26, 2024.

In anticipation of the closing of the sale of Simbionix (as described below), on August 19, 2021, the Company provided to the Administrative Agent written notice terminating the Senior Credit Facility and the Credit Agreement, effective August 24, 2021. The Senior Credit Facility had no amount outstanding, and no early termination penalties were incurred by the Company as a result of the termination of the Senior Credit Facility and the Credit Agreement.

The Company and its affiliates regularly engage the Administrative Agent and the other Lenders under the Credit Agreement with respect to other banking services. All such engagements are negotiated at arm’s length.

The forgoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Credit Agreement filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, the copy of the First Amendment filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and the copy of the Second Amendment filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed October 14, 2020.

Item 8.01. Other Events.

On August 24, 2021, 3D Systems, Inc. (the “Seller”), a subsidiary of the Company, completed its sale of the Company’s medical simulation business, Simbionix, to Surgical Science Sweden AB (the “Purchaser”) for a sale price of $305,000,000, subject to certain adjustments.

For more information regarding the sale of Simbionix by the Seller to the Purchaser, see the Company’s Current Report on Form 8-K, filed on July 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: August 24, 2021	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Legal Officer and Secretary